EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Del Mar Income Partners, Ltd.
Denver, Colorado

We have issued our report dated July 7, 2004, accompanying the financial statements of Del Mar Income Partners, Ltd. in Form S-11, Amendment No. 1. We consent to the use of the aforementioned report in the Registration Statement.


/s/ Schumacher & Associates, Inc.
---------------------------------
SCHUMACHER & ASSOCIATES, INC.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, Colorado 80211

October 12, 2004







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